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                         FORM OF AGREEMENT OF MERGER

                  AGREEMENT OF MERGER (this "Agreement"), dated as of November ___, 1997, by and between MT Investors Inc., a Delaware corporation (the "Company"), and Mettler-Toledo Holding Inc., a Delaware corporation ("Holding"). The Company and Holding are hereinafter sometimes collectively called the "Constituent Corporations."

                                    RECITALS

                  WHEREAS, the Board of Directors of each of the Constituent Corporations deems it advisable and to the welfare and advantage of such Constituent Corporation and its respective stockholders that the Constituent Corporations merge under and pursuant to Section 251 of the General Corporation Law of the State of Delaware into a single corporation, to wit, the Company shall be the surviving corporation, and have approved this Agreement and the merger contemplated hereby (the "Merger");

                  WHEREAS, the registered office of the Company in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle, and the name of its registered agent at such address is The Corporation Trust Company; and the registered office of Holding in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle, and the name of its registered agent at such address is The Corporation Trust Company.

                  NOW, THEREFORE, the corporations, parties to this Agreement, in consideration of the mutual covenants, agreements and provisions hereinafter contained do hereby prescribe the terms and conditions of said merger and mode of carrying the same into effect as follows:

                                  ARTICLE 1.
                                  THE MERGER

                  1.1. Surviving Corporation. In accordance with the provisions of this Agreement and the applicable laws of the State of Delaware, at the Effective Time (as defined in Section 1.2 hereof), Holding shall be merged with and into the Company, and the Company shall be the surviving corporation (such corporation in its capacity as such surviving corporation being hereinafter sometimes called the "Surviving Corporation") and shall continue its corporate existence and organization under the laws of the State of Delaware, and the separate existence of Holding shall thereupon cease.

                  1.2. Effective Time. A certificate of merger in substantially the form annexed hereto as Annex A (the "Certificate of Merger") shall be filed with the Secretary


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of State of the State of Delaware by the Company to effect the Merger. The term
"Effective Time" shall mean the time at which the Certificate of Merger is filed with the Secretary of State of the State of Delaware.

                  1.3. Certificate of Incorporation. At the Effective Time, the form of Amended and Restated Certificate of Incorporation attached hereto as Exhibit A shall become and constitute the Amended and Restated Certificate of Incorporation of the Surviving Corporation until further amended or changed as provided therein or by law.

                  1.4. Bylaws. At the Effective Time, the form of amended Bylaws attached hereto as Exhibit B shall become and constitute the Bylaws of the Surviving Corporation until amended or changed as provided therein or by law.

                  1.5. Directors. The directors of the Company at the Effective Time shall be and remain the directors of the Surviving Corporation and each shall hold office until their respective successors are duly elected and qualified.

                  1.6. Officers. The officers of the Company at the Effective Time shall be and remain the officers of the Surviving Corporation and shall hold office until their respective successors are duly elected or appointed and qualified.

                  1.7. Effect of the Merger. The Surviving Corporation shall succeed, without other transfer, to all the rights and property of Holding and shall be subject to all the debts and liabilities thereof in the same manner as if the Surviving Corporation had itself incurred them. All rights of creditors and all liens put on the property of each of the Constituent Corporations shall be preserved unimpaired.

                  1.8. Confirmatory Instruments. If any time after the Effective Time the Surviving Corporation shall consider or be advised that any instruments of further assurance are desirable in order to evidence the vesting in it of the title of either of the Constituent Corporations to any of the property rights of the Constituent Corporations, the appropriate officers or directors of either of the Constituent Corporations, are hereby authorized to execute, acknowledge and deliver all such instruments of further assurance and to do all other acts or things, either in the name of the Company or in the name of Holding, as may be requisite or desirable to carry out the provisions of this Agreement.

                                   ARTICLE 2.
                    MANNER AND BASIS OF CONVERTING SECURITIES

                  2.1. Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Holding or the holders thereof:

                            (i) all of the issued and outstanding shares of capital stock of Holding shall be canceled;

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                           (ii)   each share of Class A Common Stock, par value
                  $.01, of Holding which are issued and outstanding immediately prior to the Effective Time shall be converted into and represent the right to receive 12.58392 shares of Common Stock, $.01 par value, of the Surviving Corporation;

                           (iii) each share of Class B Common Stock, par value $.01, of the Company which are issued and outstanding immediately prior to the Effective Time shall be converted into and represent the right to receive 12.58392 shares of Common Stock, $.01 par value, of the Surviving Corporation; and
                           (iv) each share of Class C Common Stock, par value $.01, of the Company which are issued and outstanding immediately prior to the Effective Time shall be converted into and represent the right to receive 12.58392 shares of Common Stock $.01 par value, of the Surviving Corporation.

At and after the Effective Time, all of the outstanding certificates which immediately prior to the Effective Time represented shares of Class A Common Stock, Class B Common Stock or Class C Common Stock of the Company shall be deemed for all purposes to evidence ownership of, and to represent, shares of Common Stock of the Surviving Corporation into which the shares of Class A Common Stock, Class B Common Stock or Class C Common Stock of the Company formerly represented by such certificates have been converted as herein provided. The registered owner on the books and records of the Company of any such outstanding stock certificate without taking any action shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to the Surviving Corporation or its transfer agent, have and be able to exercise any voting and all other rights with respect to and receive any dividend or other distributions upon the Common Stock of the Surviving Corporation evidenced by such outstanding certificate as provided.

                  2.2. Fractional Securities. No fractional shares shall be issued by the Surviving Corporation as part of the merger consideration. Each shareholder of the Company who otherwise would be entitled to a fractional interest in a share of Common Stock of the Surviving Corporation shall receive an amount of cash (without interest) equal to the market value of any fractional share of Common Stock to which any person becomes entitled as a result of the conversion ratio set forth herein. For such purpose, the market value of a share of Common Stock shall be $___, or such other price as shall be set by the Board of Directors of the Surviving Corporation.

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                                   ARTICLE 3.
                                  MISCELLANEOUS

                  3.1. Conditions. The consummation of the Merger is subject to the following condition: approval of the Merger by the stockholders of the Constituent Corporations as required by Delaware law.

                  3.2. Termination of Merger. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and abandoned by the board of directors of any Constituent Corporation at any time prior to the date of filing the Certificate of Merger with the Secretary of State of the

State of Delaware. This Agreement may be amended by the boards of directors of the Constituent Corporations at any time prior to the date of filing the Certificate of Merger with the Secretary of State, provided that an amendment made subsequent to the adoption of the Agreement by the stockholders of any Constituent Corporation shall not (1) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation, (2) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the merger, or (3) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series thereof of such Constituent Corporation.

                  3.3. Execution in Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.



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                  IN WITNESS WHEREOF, the parties to this Agreement have caused these presents to be executed by an authorized officer and attested by the Secretary of each party hereto as the respective act, deed and agreement of each
of said corporations, on this     day of November, 1997.


                                                   MT INVESTORS INC.


                                                   By___________________________
                                                     Name:
                                                     Title:


ATTEST:

By___________________________
  Christine J. Smith
  Secretary



                                                   METTLER-TOLEDO HOLDING INC.


                                                   By___________________________
                                                     Name:
                                                     Title:

ATTEST:

By___________________________
  Christine J. Smith
  Secretary